Valeritas Hires Joseph Saldanha as Chief Business Officer

BRIDGEWATER, New Jersey, January 9, 2018 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies, today announced the appointment of Mr. Joseph Saldanha as the Company's Chief Business Officer, effective January 29, 2018. In this newly created role, Mr. Saldanha will report to John Timberlake. Valeritas’ President and Chief Executive Officer.

“As the Company transitions towards its growth stage in the United States with it's flagship product, V-Go® Wearable Insulin Delivery Device, we needed to expand our executive team in order to proactively identify, secure and manage opportunities to expand our business in the U.S. and abroad. Joseph will be an integral part of the Valeritas Executive team as we pursue our goal to replace the need for multiple daily injections for millions of people around the world with type 2 diabetes,” said John Timberlake. “Joseph’s experience and knowledge of the U.S. and international diabetes market as well as his broad experience with diabetes drugs and devices, will be a great asset to Valeritas."

Mr. Saldanha brings to Valeritas more than 25 years of experience in medical technology and pharmaceutical industries including across broad and extensive diabetes roles. Most recently, Mr. Saldanha held the position of Vice President, Marketing and Business Development at MannKind Corporation. Before MannKind, Mr. Saldanha had roles in corporate and business development, co-marketing and alliance management, manufacturing management and other commercial roles in the U.S. and abroad at Gulf Pharmaceuticals Industries - Julphar, Pfizer, Johnson & Johnson, Sanofi and Bristol-Myers Squibb.

Mr. Saldanha earned a B.S. in Commerce and Engineering Sciences from Drexel University and an M.S. in Organizational Management from the University of Pennsylvania.

About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies.

Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery device for patients with type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
610-368-6505
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
(206) 451-4823
pr@valeritas.com